EXHIBIT 2


                             SUBSCRIPTION AGREEMENT
                                       OF
                     COMMUNICATION INTELLIGENCE CORPORATION



Communication Intelligence Corporation
275 Shoreline Drive
Redwood Shores, CA 94065

Gentlemen:

     1.   Subscription.  (a)  The undersigned ("Subscriber") hereby agrees to
          ------------
purchase from Communication Intelligence Corporation, a Delaware Corporation (the "Company"), the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth opposite the Subscriber's name on the signature page hereto (the "Shares"), for a purchase price of $4.50 per Share, the aggregate purchase price for the Shares being purchased by Subscriber being the "Purchase Price."

          (b) Subscriber hereby acknowledges (i) that this subscription shall not be deemed to have been accepted by the Company until the Company indicates its acceptance by returning to Subscriber an executed copy of this subscription, and (ii) that acceptance by the Company of this subscription is conditioned upon the information and representations of Subscriber hereunder being complete, true and correct as of the date of this subscription and as of the date of the Closing (as hereinafter defined).


     2.   Extra Shares.  (a)  The Company agrees that, if the Average Sales
          ------------
Price (as hereinafter defined) is less than $4.50 per Share, the Company will issue that number of additional shares of Common Stock to the Subscriber (the "Extra Shares") equal to: the Purchase Price divided by the Average Sales Price, less the number of Shares purchased by the Subscriber pursuant to Section 1 hereof. For purposes hereof, the Average Sales Price shall mean the average of the daily closing prices of the Common Stock for the twenty business days prior to two business days before the effective date of the Registration Statement filed by the Company pursuant to its obligations under Section 2 of that certain Registration Rights Agreement dated as of June 13, 1996 by and among the Company and, among others, the Subscriber (the "Registration Rights Agreement") (such period being referred to as the "Pricing Period"). For purposes of this Section 2, the daily closing price shall mean (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market System, the average of the highest and lowest reported sales price of the Common Stock or, (ii) if the sales price of the Common Stock as provided in clause (i) is not available, the average of the reported closing bid and asked price of the Common Stock.

          (b) In case the Company shall at any time after the date hereof and prior to the date on which it issues Extra Shares hereunder (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, proportionate adjustments shall be made in the calculation of the number of Extra Shares issuable to the Subscriber pursuant to Section 2(a) so that the Subscriber shall receive the aggregate number and kind of Extra Shares which the Subscriber would be entitled to receive had the Extra Shares issuable to the Subscriber pursuant to the formula set forth in Section 2(a) been held by the Subscriber prior to any such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur during such period.

          (c) (i) The Company shall give written notice to the Subscriber of the filing date of the Registration Statement referred to in Section 2(a) hereof. Subscriber covenants and agrees that commencing fourteen (14) days prior to such filing date until the last day of the Pricing Period (the "Covered Period"), Subscriber will not engage in any short sales, loan any Shares or other shares of Common Stock to another person, acquire a put option or grant a call option with respect to the Shares or any other shares of Common Stock owned by such Subscriber or its affiliates, or engage in any other sales activity that could have any impact on the market price of the Common Stock of the Company (a "Prohibited Transaction"); provided that any sale of Shares by the Subscriber in a privately negotiated transaction made in accordance with the terms of this Subscription Agreement shall not be deemed to be a Prohibited Transaction, so long as the acquirer of the Shares in any such transaction agrees in writing with the Company to be bound by the provisions of this Subscription Agreement. In addition, Subscriber will not encourage or assist any other person to enter into a Prohibited Transaction with respect to the Common Stock during the Covered Period. To the extent applicable, all Extra Shares, if any, issued by the Company pursuant to this Section shall be subject to the same terms and conditions as the Shares, and all provisions or representations and agreements contained in this Subscription Agreement or the Registration Rights Agreement shall be deemed to apply equally to all Extra Shares, if any, received by the Subscriber. The Company agrees that, during the Covered Period, neither it nor its officers, directors, or persons or entities which it or they control within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") or Section 20 of the Securities Exchange Act of 1934, as amended, shall repurchase, redeem or otherwise acquire, any securities of the Company or agree to do any of the foregoing.

              (ii) Notwithstanding anything contained in Section 2(c)(i), the Covered Period shall terminate 270 days after the filing date of any Registration Statement filed pursuant to Section 2(a) hereof if such Registration Statement has not been declared effective prior thereto.

          (d) The Company shall at all times reserve shares of Common Stock out of its authorized but unissued shares of Common Stock to the extent of the Board of Directors' good faith estimate of the Company's obligation to issue Extra Shares, up to the aggregate amount of such shares. The Company will take all such further actions as may be necessary to perform its obligations pursuant to this Section 2, including, without limitation, using its best efforts to obtain the consent of stockholders to an increase in the number of authorized shares of Common Stock.

          (e) Subscriber may assign its rights to receive Extra Shares under this Agreement to any transferee or assignee of Shares (to the extent the Extra Shares relate to the transferred or assigned Shares), provided that the transfer or assignment of such Shares has been made in compliance with the Act and applicable state securities laws.

          (f) On the effective date of the Registration Statement filed by the Company pursuant to Section 2 of the Registration Rights Agreement, the Company shall deliver to the Subscriber (i) a certificate registered in Subscriber's name and representing the Extra Shares, which certificate shall bear the legend set forth in Section 5(f)(iv) hereof; (ii) an opinion of Baer Marks & Upham LLP, substantially in the form of Exhibit B hereto, as to the Extra Shares; and (iii) a certificate of the Company substantially in the Form of Exhibit C hereto. Subscriber's right to receive Extra Shares shall be conditioned upon Subscriber's delivery to the Company of a certificate, substantially in the form of Exhibit D hereto, which shall be true, correct and complete as of the date on which any Extra Shares are issued to Subscriber by the Company. The Company shall pay any documentary, stamp or similar issue or transfer taxes due on the issue of the Extra Shares.


     3.   Closing.  (a)  The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall be held at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, at 10:00 A.M. New York time on a date agreed upon by the Company and Libra Investments, Inc., placement agent for the Shares, which date shall be no later than the earlier of (i) the date five (5) business days after the Common Stock is approved for listing on the NASDAQ SmallCap Market, subject to notification of the consummation of the sale of the Shares, and (ii) July 31, 1996 (the "Closing Date"). Notwithstanding any provision of this Agreement, the obligation of the Subscriber to purchase the Shares on the Closing Date shall be conditioned upon the Subscriber's receipt of evidence, reasonably acceptable to it, of such approval for such listing.

          (b) At the Closing, against receipt of the Purchase Price from Subscriber, (i) the Company shall deliver to the Subscriber, a share certificate registered in the Subscriber's name and representing the Shares, which certificate shall bear the legend set forth in Section 5(f)(iv) hereof, together with any legends required under applicable state securities laws, and
(ii) counsel to the Company shall deliver to the Company an opinion, substantially in the Form of Exhibit B hereto, on which the Subscriber shall be permitted to rely.

          (c) At the Closing, the Subscriber shall pay the Purchase Price by means of a bank wire transfer of immediately available Federal Funds to the account of Baer Marks &

Upham LLP, Chemical Bank, Account Number 967-111188-Primary Account, ABA Routing #021000128.


     4.   Acceptance of Subscription.  The Subscriber understands and agrees
          --------------------------
that the Company in its sole discretion reserves the right to accept or reject this subscription in whole or in part at any time prior to the Closing Date, notwithstanding prior receipt by the Subscriber of oral or written notice of acceptance, if the Subscriber has not confirmed to the Company that the representations, warranties and agreements contained in Section 5 hereof remain true and correct as of the Closing Date. If the subscription is rejected, this Subscription Agreement shall thereafter be of no further force or effect.


     5.   Representations, Warranties and Agreements of Subscriber.  The
          --------------------------------------------------------
Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company, on the date hereof and on the Closing Date, as follows:

          (a) The Subscriber understands that the offering and sale of the Shares is intended to be exempt from registration under the Act by virtue of
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, and in accordance therewith and in furtherance thereof, the Subscriber represents and warrants and agrees as follows:

                 (i) The Subscriber and/or the Subscriber's adviser(s) has/have received and carefully reviewed the Company's (A) Annual Report on Form 10-K for the year ended December 31, 1995 and; (B) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, (collectively, the "Company Reports"), and understands the information contained therein. Subscriber acknowledges that the Company Reports show substantial operating losses since the Company's inception.
                (ii) The Subscriber acknowledges that the Subscriber, the Subscriber's attorney, accountant, or adviser(s) has/have had a reasonable opportunity to inspect all documents, records and books pertaining to this investment (including, without limitation, the Company Reports).

               (iii) The Subscriber and/or the Subscriber's adviser(s) has/have had a reasonable opportunity to ask questions and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and all such questions have been answered to the full satisfaction of the Subscriber.

                (iv) In making a decision to invest in the Shares, the Subscriber has not relied on any information other than information contained in the Company Reports and in this Agreement.

                 (v) The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company.

                (vi) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the jurisdiction in which the Subscriber resides; the Subscriber has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

               (vii) The Subscriber has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect thereto.

              (viii) The Subscriber is not relying on the Company or any agent of the Company with respect to the tax and other economic considerations of an investment in the Shares.

                (ix) The Subscriber will not sell or otherwise transfer the Shares without registration under the Act and applicable state securities laws, or pursuant to an exemption therefrom. The Shares have not been registered under the Act or under the securities laws of any state and, other than as provided in the Registration Rights Agreement, the Company will be under no obligation to so register the Shares. The Subscriber represents that the Subscriber is purchasing the Shares for the Subscriber's own account, for investment and not with a view to resale or distribution except in compliance with the Act and applicable state securities laws.

                 (x) The Subscriber recognizes that investment in the Shares involves substantial risks, including the risk of loss of the entire amount of such investment, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares.

                 (xi) The Subscriber's overall commitment to investments which are not readily marketable is reasonable in relation to the Subscriber's net worth.

          (b) The Subscriber is an "accredited investor" as that term is defined in Regulation D under the Act inasmuch as the Subscriber meets the requirements of one or more of the subparagraphs listed in Exhibit A hereto as of the date of this Subscription Agreement, and if there is any material change in such status prior to the sale of the Shares, the Subscriber will immediately notify the Company in writing.

          (c) The Subscriber hereby agrees to provide such information and to execute and deliver such documents as the Company may deem reasonably appropriate with regard to the Subscriber's suitability.

          (d) The execution, delivery and performance of this Agreement by the Subscriber (i) will not constitute a default under or conflict with any agreement or instrument to which the Subscriber is a party or by which it or its assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Subscriber (including, without limitation, any applicable laws relating to permissible legal investments) and (iii) do not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes the valid and binding agreement of the Subscriber enforceable against it in accordance with its terms.

          (e) The Subscriber has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of Shares by the Subscriber, and the Company will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Subscriber. The Subscriber acknowledges that the Company has retained Libra Investments, Inc. ("Libra") as placement agent in connection with the transactions contemplated hereby and by each other Subscription Agreement of the Company dated the date hereof (the "Private Placement"), and has agreed to pay Libra a placement fee equal to 5% of the gross proceeds received by the Company in the Private Placement from the Shares placed by Libra, and will issue Libra 5-year warrants to purchase a number of shares of Common Stock of the Company equal to 5% of the number of shares of Common Stock placed by Libra and issued and sold by the Company in the Private Placement at an initial exercise price of $4.50 per share.

          (f)  The Subscriber acknowledges that:

                 (i) In making an investment decision, the Subscriber has relied on the Subscriber's own examination of the Company and the disclosure in the Company Reports, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Company Reports or this Agreement.

                (ii) The Subscriber, if executing this Agreement in a representative or fiduciary capacity, has all requisite power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Subscriber is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has all requisite right and power to enter into this Agreement and make an investment in the Shares.

               (iii) The representations, warranties, and agreements of the Subscriber contained herein shall be true and correct in all material respects on and as of the Closing Date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

                (iv) For as long as is required by applicable laws, the certificate representing the Shares shall bear a legend in substantially the following form, together with any legend required by applicable state securities law, and the Subscriber shall not transfer any or all of the Shares or any interest therein, except in accordance with the terms of such legends:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws, and may be offered, sold or otherwise transferred only if so registered under the Act and applicable state securities laws or if the holder has delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, that an exemption from such registration is available."


     6.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Subscriber as follows:

          (a) The Company has been duly organized, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of organization. The Company is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company. The Company has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted.

          (b) All of the outstanding shares of Common Stock have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable, free of preemptive rights. At May 31, 1996, the capital stock of the Company was as follows: (i) 80,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock authorized, (ii) 41,314,417 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding and (iii) 9,496,796 shares of Common Stock reserved for issuance upon exercise of outstanding options and warrants. Except as set forth above, there are no outstanding (i) shares of capital stock of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or voting or other securities of the Company, or (ii) except for rights to acquire Extra Shares (as such term is defined in the subscription agreements executed in connection with the Company's November 28, 1995 private placement of 5,500,000 shares of Common Stock), options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances.

          (c) There is no action, suit or proceeding before or by any court or governmental agency now pending, or to the knowledge of the Company threatened, against the Company that would result in a material adverse change in the condition (financial or otherwise), results of operations or business prospects of the Company or that would adversely affect the consummation of the transactions contemplated by this Agreement.

          (d) The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue and sell the Shares on the terms and conditions set forth herein. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby (i) have been duly and validly authorized and approved by all necessary corporate action on the part of the Company;
(ii) will not constitute a default under or conflict with the Company's charter or bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound; (iii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Company; and (iv) do not require the consent of any person or entity, other than those that will have been obtained prior to the Closing Date.

          (e) The Company has previously furnished the Subscriber with true and complete copies of the Company Reports. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subsequent to March 31, 1996, and except as disclosed in the Company Reports, there has not occurred any material adverse change in the condition (financial or otherwise), results of operations or busi-ness prospects of the Company, other than a continuation of the previously reported losses, which losses have been at substantially the same rate as those reported for the three month period ended March 31, 1996 in the financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996. The financial statements of the Company included in the Company Reports have been prepared in accordance with generally accepted accounting principles (except that such financial statements included in the Quarterly Report on Form 10-Q does not contain footnotes).

          (f) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

          (g) The Company has retained Libra as placement agent in the Private Placement upon the terms described in Section 5(e) hereof. Except for the foregoing, the Company has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with the purchase of Shares by the Subscriber, and the Subscriber will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by the Company.

          The representations, warranties and agreements of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the sale of the Shares.


     7.   Specific Performance.  The parties hereto agree that irreparable harm
          --------------------
would occur to the Subscriber in the event that the provisions of Section 2 of this Agreement were not performed by the Company, and that money damages are an inadequate remedy for breach of such Section 2 of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered by the Subscriber in the event that such Section 2 is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly agreed that the Subscriber shall be entitled to an injunction or injunctions to prevent breaches of Section 2 of this Agreement by the Company and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Subscriber is entitled at law or in equity or otherwise; provided, however, that the Subscriber shall have complied with the provisions of
Section 2 hereof.


     8.   Miscellaneous
          -------------

          (a) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law applied in such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.

          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and the Subscriber.

          (c) Subscriber recognizes it is important under the Securities Act and state securities law that the Company determine if potential investors are "accredited investors," as defined in Exhibit A attached hereto. Please
                                      ---------
indicate below the category from Exhibit A by reason of which Subscriber is an "accredited investor":


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Subscriber further represents that he/she is a citizen of ______________(State) or is organized under the laws of the State of_____. Subscriber is not a resident of any other jurisdiction.

     IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the 13th day of June, 1996.

                           SUBSCRIPTION FOR INDIVIDUAL
                           ---------------------------

                Number of Shares
                Aggregate Purchase Price






                              --------------------------------------------------


- -------------------------
     (Address)



- --------------------          --------------------------------------------------
Social Security Number             Signature of Joint Owner (if any)
IRS Identification Number
                                   Form of Ownership:
                                   ___  Joint Tenants
                                   ___  Tenants in Common


     The foregoing Subscription Agreement is accepted as of the 13th day of June, 1996.

                         COMMUNICATION INTELLIGENCE CORPORATION




                         By:
                            ----------------------------------------------------
                                     Philip S. Sassower
                                     Chairman of the Finance Committee

     IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the 13th day of June, 1996.

            SUBSCRIPTION FOR CORPORATION PARTNERSHIP OR OTHER ENTITY
            --------------------------------------------------------


                     Number of Shares
                    Aggregate Purchase Price




                         By:
                            ----------------------------------------------------


- ------------------------------
     (Address)



- --------------------
Social Security Number
IRS Identification Number


                                   ACCEPTANCE
                                   ----------

     The foregoing Subscription Agreement is accepted as of the 13th day of June, 1996.


                         COMMUNICATION INTELLIGENCE CORPORATION



                         By:
                            ----------------------------------------------------
                                     Philip S. Sassower
                                     Chairman of the Finance Committee

                                    EXHIBIT A
                                    ---------


     Under Regulation D promulgated under the Securities Act of .1933, as amended, an "accredited investor" is:

(a) A natural person who had individual income of more than $200,000 in each of the most recent two years, or joint income with that person's spouse in excess of $300,000 in each of the most recent two years and who reasonably expects to reach that same income level for the current year. For this purpose, "individual income" means adjusted gross
                        -------------------
          income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, (A) increased by the individuals share (and not a spouse's share) of: (i) the amount of any tax exempt interest income received, (ii) amounts contributed to an IRA or Keogh retirement plan, (iii) alimony paid, and (iv) the excluded portion of any long-term capital gains, and (B) adjusted, plus or minus, for any non-cash loss or gain, respectively, reported for federal income;

(b) A natural person whose individual net worth is in excess of $1,000,000. For this purpose, "net worth" means the excess
                                         -----------
          of total assets at fair market value, including home and personal property, over total liabilities, provided, however, for the purpose of determining a person's net worth, the principal residence owned by an individual shall be valued at cost, including the cost of improvements, net of current encumbrances upon the property or valued on the basis of a written appraisal used by an institutional lender making a loan secured by the property. For the purposes of this provision, "institutional lender" means a bank, savings
                          ----------------------
          and loan association, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more. Any person relying on the appraisal value of a principal residence must deliver to the Company, at or prior to the date of execution hereof, a copy of such appraisal;

(c) A trust, with total assets in excess of $5,000,000, which is not formed for the purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial business matters that such person is capable of evaluating the risks and merits of an investment in the Shares;

(d)       A corporation, a partnership, an organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(e) A bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Sec-tion 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a small business investment company licensed by the U.S. Small Business Administration under
          Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if the employee benefit plan is a self-directed plan, the invested decision is made solely by persons who are accredited investors;

(f) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; or

(g) An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.

                                                             EXHIBIT B

                                  June 27, 1996



Communication Intelligence Corporation
275 Shoreline Drive
Redwood Shores, CA  94065

Ladies and Gentlemen:

          We have acted as special counsel to Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with its
                                          -------
private placement (the "Private Placement") of 600,000 shares of common stock,
                        -----------------
par value $.01 per share, of the Company (the "Shares").  As special counsel, we
                                               ------
are not generally familiar with the business or affairs of the Company and no inference to the contrary should be drawn hereby. This opinion is being
rendered pursuant to Section 3(b) of the Subscription Agreements dated June    ,
1996 (the "Subscription Agreements") between the Company and each of the
           -----------------------
subscribers in the Private Placement (the "Subscribers").  The terms used herein
                                           -----------
without definition shall have the meanings set forth in the Subscription Agreements.

          In order to render this opinion, we have examined originals or copies identified to our satisfaction of the following:

          1.   The Subscription Agreements;

          2.   The Registration Rights Agreement dated as of June    , 1996 by
and among the Company and the Subscribers (the "Registration Rights Agreement");
                                                -----------------------------
and

          3.   The certificates representing the Shares.

          For purposes of rendering this opinion:

          (a) We have assumed the authenticity of all documents and instruments submitted to us as originals, the genuineness of all signatures and the

Communication Intelligence Corporation
June 27, 1996
Page 2

conformity to original documents and instruments of all documents and instruments submitted to us as certified or photostatic copies;

          (b) We have assumed the power and authority of each signatory of a document or instrument to execute said document or instrument and that the Subscription Agreements and the Registration Rights Agreement (collectively, the "Transaction Documents"), have been duly authorized and executed by the parties
 ---------------------
thereto; and

          (c) Except as otherwise expressly indicated herein, we have relied, as to matters of fact, solely upon written statements from or representations or warranties of the Company contained in the Subscription Agreements or in certificates delivered pursuant thereto or in connection therewith, as well as upon certificates and other written statements from public authorities. The phrase "to our knowledge," "known to us" or similar expressions, when used herein, mean that with respect to the factual matters covered thereby we have relied, without independent investigation, upon the foregoing statements, representations, warranties and certificates; provided, however, that nothing has come to the attention of those attorneys in our office who directly participated in this engagement which would lead us to believe that such statements, representations, warranties or certificates are incorrect in any material respect.

          Based upon the foregoing, and subject to the limitations, qualifications and exceptions contained herein, we are of the opinion that:

          (a) Based solely upon a good standing certificate issued by the Delaware Secretary of State and the Company's corporate minute book as presented to us, the Company has been duly organized, is validly existing as a corporation and is in good standing under the laws of its jurisdiction of organization. To our knowledge, the Company is duly qualified and in good standing in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect on the financial condition of the Company, taken as a whole.

          (b) To our knowledge, all of the outstanding shares of Common Stock have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable, free of preemptive rights. The Shares, when issued, delivered and paid for in accordance with the terms of the Subscription Agreements, will be

Communication Intelligence Corporation
June 27, 1996
Page 3

duly and validly issued, fully paid and non-assessable and shall be free and clear of all liens, claims and encumbrances.

          (c) To our knowledge, there is no action, suit or proceeding before or by any court or governmental agency now pending or threatened against the Company that would materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents.

          (d) The Company has full corporate power and authority to enter into the Transaction Documents and to issue and sell the Shares on the terms and conditions set forth in the Subscription Agreements. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (i) have been duly and validly authorized and approved by all necessary corporate action on the part of the Company; (ii) will not, to our knowledge, constitute a default under or conflict with the Company's charter or bylaws and (iii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Company of which we have knowledge, relating to transactions of this kind.

          (e) Assuming the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto, the Transaction Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), including but not limited to the remedy of specific performance, and (ii) rights to indemnity and contribution may be limited by United States federal or state securities laws and the public policy underlying such laws.

          We are members of the bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, any law other than the laws of the State of New York and the United States. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws, principles or otherwise.

          This opinion is being furnished by us for your benefit in connection with the Transaction Documents. In addition, this opinion may be relied upon by the

Communication Intelligence Corporation
June 27, 1996
Page 4

Subscribers as if addressed to them. Except as provided above, this opinion may not be relied upon by any other person or entity or published, quoted or otherwise used for any other purpose without our prior written consent. This opinion is based on the law (and interpretations thereof) and facts existing as of the date hereof. We disclaim any obligation to advise you of any facts, circumstances, events or changes therein that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.


                                   Very truly yours,



DJB/ABM/LJL

                                    EXHIBIT C


          Reference is hereby made to the Subscription Agreements by and between Communication Intelligence Corporation (the "Company") and each of the subscribers named therein (the "Subscribers") each dated as of June 13, 1996 (the "Subscription Agreements"). The Company hereby represents and warrants to each Subscriber that the representations and warranties of the Company contained in Section 6 of the Subscription Agreements are true, correct and complete on the date hereof.

          IN WITNESS WHEREOF, the undersigned has executed this certificate on this ___ day of June, 1996.


                              COMMUNICATION INTELLIGENCE
                                 CORPORATION


                              By:
                                 -----------------------------------------------
                                                                               -
                                   Philip S. Sassower
                                   Chairman of the Financial Committee



                                        C - 1